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                                                                    EXHIBIT 99.1





FOR IMMEDIATE RELEASE



AMERICAN RETIREMENT CORPORATION (ACR) ANNOUNCES FOURTH QUARTER 2002 AND FULL YEAR 2002 RESULTS CONFERENCE CALL MARCH 6, 2003, AT 2:00 P.M. EST.

NASHVILLE, TN--(Business Wire)--Mar. 3, 2003 -- American Retirement Corporation (NYSE: ACR) announced today that it has scheduled a conference call on Thursday, March 6, 2003 at 2:00 p.m. EST to discuss its financial results for the fourth quarter 2002 and full year 2002. The call will be hosted by Ross Roadman, SVP, Strategic Planning & Investor Relations, W.E. Sheriff, Chairman and CEO and George Hicks, CFO.

To access the call dial 877-252-6354. A telephone replay will be available after the conference call by dialing 800-642-1687, passcode 8787610, through March 10, 2003.

A simultaneous WebCast of the conference call may be accessed online at www.arclp.com. You will need Windows Media Player (TM) to listen to the call. Please go to the website early to download Windows Media Player (TM). Starting March 6, 2003, a recording of the WebCast call will also be archived on the company's website.

A news release announcing fourth quarter 2002 and year end 2002 results will be made available to the public after the NYSE close on Wednesday, March 5, 2003.



Contact:    Ross C. Roadman
            American Retirement Corporation
            615-376-2412